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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 20, 2006, except for Note 14 as to which the date is September 8, 2006 relating to the financial statements of Light Sciences Oncology, Inc. which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


PRICEWATERHOUSECOOPERS LLP


/s/ PricewaterhouseCoopers LLP
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Seattle, Washington
September 11, 2006